As filed with the Securities and Exchange Commission on June 28, 2001
                                                 Registration No. :_____________





                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT

                                      Under
                           The Securities Act of 1933




                                   Genus, Inc.
             (Exact name of registrant as specified in its charter)


              California                             94-2790804
     (State or other jurisdiction of              (I.R.S. Employer
     incorporation or organization)             identification number)

                                 1139 Karlstad Drive
                                 Sunnyvale, CA 94086
               (Address of principal executive offices, Zip code)



                                   2000 STOCK PLAN
                           1989 EMPLOYEE STOCK PURCHASE PLAN
                               (Full title of the plan(s))



                                 William W. R. Elder
                                    President and
                               Chief Executive Officer

                                     Genus, Inc.
                                 1139 Karlstad Drive
                                 Sunnyvale, CA 94086
                                    (408) 747-7120
 (Name, address and telephone number, including area code, of agent for service)




                                       COPY TO:

                                Mario M Rosati, Esq.
                           Wilson Sonsini Goodrich & Rosati
                               Professional Corporation
                                  650 Page Mill Road
                                 Palo Alto, CA 94304
                                    (415) 493-9300


















                                  CALCULATION OF REGISTRATION FEE
Title of Securities . . . . . .                 Proposed Maximum    Proposed Maximum
To be Registered. . . . . . . .  Amount to be   Offering Price      Aggregate Offering      Amount of
                                  Registered      Per Share              Price           Registration Fee
---------------------------------------------------------------------------------------------------------
Common Stock, no par value,
to be issued under the 2000
Stock Plan. . . . . . . . . . .    700,000 (1)    $ 4.265 (2)          $ 2,985,500          $   746.38

Common Stock, no par value,
to be issued under the 1989
Employee Stock Purchase
Plan. . . . . . . . . . . . . .    300,000        $ 3.62525 (3)        $ 1,087,575          $   271.89
---------------------------------------------------------------------------------------------------------
    TOTAL . . . . . . . . . . .  1,000,000                             $ 4,073,075          $ 1,018.27
---------------------------------------------------------------------------------------------------------


(1) The 2000 Stock Plan replaced the 1991 Stock Plan. The unissued shares under the 1991 Stock Plan are no longer issuable under the 1991 Stock Plan, and are now issuable under the 2000 Stock Plan; an increase of 700,000 shares is added to the 2000 Stock Plan for future grants, and such 700,000 additional shares are covered by this Registration Statement.


(2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 as to the 700,000 shares of Common Stock authorized for issuance pursuant to the 2000 Stock Plan, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on June 25, 2001 because the price at which the options to be granted in the future may be exercised is not currently determinable.

(3) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on June 25, 2001 because the price at which the options to be granted in the future may be exercised is not currently determinable. Pursuant to the Employee Stock Purchase Plan, which plan is incorporated by reference herein, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

                                        1

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ----------------------------------------

     STATEMENT UNDER GENERAL INSTRUCTION E - REGISTRATION OF ADDITIONAL SECURITIES.


     Pursuant to General Instruction E of Form S-8, there are hereby incorporated by reference into this Registration Statement the Registration Statements on Form S-8 previously filed by the Registrant with the Securities and Exchange Commission ("SEC"), SEC File Nos. 333-29999, 333-70815, 333-84837
and 333-40332, filed in connection with the 1991 Incentive Stock Option Plan, the 1989 Employee Stock Purchase Plan, and the 2000 Stock Plan. This Registration Statement registers additional shares of the Registrant's Common Stock to be issued pursuant to the 2000 Stock Plan and the 1989 Employee Stock Purchase Plan, and the following subsequent periodic reports and information contained therein are hereby incorporated by reference into this Registration
Statement:

1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed pursuant to Section 13(a) of the Securities
     Exchange  Act  of  1934, as amended (the "Exchange Act"), on April 2, 2001.

2. The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001, as filed pursuant to Section 13 (a) of the Exchange Act on May 15, 2001.

3. Proxy Statement filed as of April 30, 2001 in connection with the Annual Meeting of Shareholders held on May 24, 2001.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


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



ITEM  8.     EXHIBITS.
             --------

NUMBER                              DOCUMENT
--------------------------------------------------------------------------------
5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, with respect to the legality of the securities being registered.

23.1     Consent  of  PricewaterhouseCoopers  LLP,  Independent  Accountants.

23.2     Consent  of  counsel  (contained  in  Exhibit  5.1).

24.1     Power  of  Attorney  (see  page  4).




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

















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





                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 28th day of June, 2001.
                               GENUS,  INC.

                      By:    /S/ WILLIAM W. R. ELDER
                             ------------------------
                             WILLIAM W. R. ELDER
                             President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Schwanda and William W. R. Elder, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                          Title                                Date
--------------------------------------------------------------------------------
/S/ WILLIAM W. R. ELDER
------------------------
WILLIAM  W. R. ELDER      President, Chief Executive Officer
                          and Chairman of the Board (Principal
                          Executive  Officer)                    June  28,  2001

/S/KENNETH SCHWANDA
------------------------
KENNETH  SCHWANDA         Chief  Financial  Officer  and
                          Vice  President of Finance
                          (Principal  Financial  and  Accounting
                          Officer)                               June  28,  2001

/S/ G. FREDERICK FORSYTH
------------------------
G. FREDERICK FORSYTH      Director                               June  28,  2001

/S/ TODD S. MYHRE
------------------------
TODD  S.  MYHRE           Director                               June  28,  2001

/S/ MARIO M. ROSATI
------------------------
MARIO M. ROSATI           Director                               June  28,  2001

/S/ GEORGE D. WELLS
------------------------
GEORGE D. WELLS           Director                               June  28,  2001

/S/ ROBERT J. RICHARDSON
------------------------
ROBERT J. RICHARDSON      Director                               June  28,  2001

                                        4


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